Exhibit 99.7

NEW RISE RENEWABLES. LLC AND SUBSIDARY

F-1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
New Rise Renewables, LLC

Opinion

We have audited the consolidated financial statements of New Rise Renewables, LLC and subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statement of operations, member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial doubt about the company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will need to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Dallas, Texas
October 17, 2025

F-2

Report of Independent Registered Public Accounting Firm

Managing Member of

New Rise Renewables, LLC and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of New Rise Renewables, LLC and Subsidiary (the “Company”) as of December 31, 2023, and the related consolidated statements of operations, member’s equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the notes to consolidated financial statements, the Company suffered a loss from operations and will require significant capital to sustain operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial repo1ting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Dallas, Texas

July 15, 2024, except for Notes 2 and 3 as to which the date is October 30, 2024.

We served as the Company’s auditor from 2024 to 2025.

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suire 1400

Dallas,1exas 75251

Telephone: 972-239-1660/Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: rurnersronc.com

F-3

NEW RISE RENEWABLES, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2024	As of December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$149,804	$158,578
Restricted cash	5,824	18,022
Advance to supplier	1,500,000	-
Other receivable	950,000	-
Other current assets	62,419	62,419
Total current assets	2,668,047	239,019

Land	1,260,000	1,260,000
Machinery and equipment	9,555,000	9,555,000
Operations plant	16,397,000	16,397,000
Construction in progress	324,224,632	281,236,004
TOTAL ASSETS	$354,104,679	$308,687,023

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$5,158,718	$4,865,812
Accrued expenses	1,001,804	15,816
Loan payable	2,350,000	2,350,000
Loan payable to related party	2,396,334	-
Notes payable, current portion	110,304,484	15,625,795
Accrued interest on notes payable	8,550,804	1,114,496
Interest payable on financial liability	10,812,055	1,223,116
Related party payable	38,613,470	28,617,235
Total current liabilities	179,187,669	53,812,270

Financial liability, net of closing costs	132,767,058	132,727,928
Notes payable, net of current maturities, net of closing costs	-	94,502,520
TOTAL LIABILITIES	311,954,727	281,042,718

Commitments and contingencies (Note 9)
Member’s equity	42,149,952	27,644,305
TOTAL LIABILITIES AND MEMBER’S EQUITY	$354,104,679	$308,687,023

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NEW RISE RENEWABLES, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Revenue	$-	$-
Operating expenses
Direct costs	5,601,963	3,917,619
General and administrative expenses	9,559,971	1,130,100
Professional fees	291,574	-
Total operating expenses	(15,453,308)	(5,047,719)

Loss from operations	(15,453,308)	(5,047,719)

Other income / (expenses)
Interest income	22	55,298
Interest expense	2,930,867	-
Total other income / (expenses)	(2,930,845)	55,298

Net loss	$(18,384,353)	$(4,992,421)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NEW RISE RENEWABLES, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

Member’s Equity
Balance at December 31, 2022	$32,536,726
Member contributions	100,000
Net loss	(4,992,421)
Balance at December 31, 2023	$27,644,305
Member contributions	32,890,000
Net loss	(18,384,353)
Balance at December 31, 2024	$42,149,952

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NEW RISE RENEWABLES, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Cash flows from operating activities:
Net loss	$(18,384,353)	$(4,992,421)
Changes in operating assets and liabilities:
Related party payable	9,996,236	-
Interest payable	2,930,867	-
Prepaid expenses	-	2,536,813
Other current assets	(1,500,000)	(33,273)
Accounts payable	292,906	2,769,756
Accrued expenses	35,988	7,204
Net cash (used in) / provided by operating activities	(6,628,356)	288,079

Cash flows from investing activities:
Net cash paid for construction in progress	(28,678,950)	(45,959,972)
Net cash used in investing activities	(28,678,950)	(45,959,972)

Cash flows from financing activities:
Proceeds from borrowing	500,000	2,350,000
Advances received from related party payable	-	11,581,586
Proceeds from loans from related party	2,396,334	-
Repayments of borrowing	(500,000)	-
Member contributions	32,890,000	100,000
Net cash provided by financing activities	35,286,334	14,031,586

Net increase (decrease) in cash, cash equivalents and restricted cash	(20,972)	(31,640,307)
Cash, cash equivalents and restricted cash at beginning of year	176,600	31,816,907
Cash, cash equivalents and restricted cash at the end of year	$155,628	$176,600

Supplemental disclosure of cash flow information
Cash paid for interest	$6,562,639	$10,040,302

Supplemental disclosure of non-cash investing and financing activities:
Amortization of debt closing costs capitalized to construction in progress	$215,299	$215,299
Interest capitalization on notes payable	$4,505,441	$1,114,496
Interest capitalization on financial liability	$9,588,939	$1,223,116

The accompanying notes are an integral part of these consolidated financial statements.

F-7

As of and for the Years Ended December 31, 2024 and 2023

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Basis of Presentation

The consolidated financial statements of New Rise Renewables, LLC and Subsidiary (the “Company”) include the accounts of New Rise Renewables, LLC (“New Rise”) and its wholly owned subsidiary, New Rise Renewables Reno, LLC (“Reno”). All intercompany balances have been eliminated in these consolidated financial statements.

Description of Business

New Rise, a Delaware limited liability company, was formed on September 23, 2016 for the purpose of owning 100% of Reno. The Operating Agreement of New Rise (the “Agreement”) specifies, among other things, the term of the limited liability company (continue until the Company terminates under the terms of the Agreement), the rights and powers of the members, capital contribution and cash distribution criteria, and profit and loss allocations. As a limited liability company, each member’s liability is generally limited to the amount in their respective capital accounts.

New Rise Reno facility is designed for flexibility, capable of processing a variety of waste- and residue-based feedstocks into renewable fuels. These feedstocks, which are not suitable for direct human consumption, include waste oils, agricultural residues, animal fats, and co-products from industrial agriculture. Currently, New Rise Reno uses ISCC-certified distillers corn oil (“DCO”), a byproduct of U.S. ethanol production, to produce SAF and crude degummed soybean oil, a co-product of the U.S. oilseed supply chain, to produce renewable diesel. Reno has not commenced planned principal operations. Reno’s activities since inception have consisted principally of (1) acquiring plant assets; (2) infrastructure development or construction costs such as equipment rental, construction materials, or subcontractors; and (3) other costs such as interest, insurance, or construction benefits. Reno’s activities are subject to significant risks and uncertainties, including the potential failure to secure funding to operationalize its principal operations and failure to obtain the necessary permits and licenses required for operating.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Liquidity and Going Concern

In accordance with Accounting Standards Update, (“ASU”), 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the consolidated financial statements are issued. This evaluation requires management to perform two steps. First, management must evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern. Second, if management concludes that substantial doubt is raised, management is required to consider whether it has plans in place to alleviate that doubt. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the consolidated financial statements are issued. Disclosures in the notes to the consolidated financial statements are required if management concludes that substantial doubt exists or that its plans alleviate the substantial doubt that was raised.

F-8

The Company’s ultimate success is dependent on its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis. The Company’s business will require significant capital to sustain operations and the significant investments to execute its long-term business plan. Absent generation of sufficient revenue from the execution of the Company’s long-term business plan, the Company will need to obtain debt or equity financing, especially if the Company experiences downturns in its business that are more severe or longer than anticipated, or if the Company experiences significant increases in expense levels resulting from being a publicly traded company or operations. Such additional debt or equity financing may not be available to the Company on favorable terms, if at all.

As of December 31, 2024 and 2023, the Company had $149,804 and $158,578, respectively, in cash and cash equivalents.

Management has assessed the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise sufficient funds to pay ongoing operating expenditures and meet its obligations over the next twelve months. Based on this assessment, there are material uncertainties about the business that may cast doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES

Cash, Cash Equivalents and Restricted Cash

All highly liquid temporary cash investments with original maturities of three months or less are considered cash equivalents. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings. The Company has not experienced any losses on these accounts and believes credit risk to be minimal. The Company presents restricted cash with cash and cash equivalents in the consolidated statements of cash flows. Restricted cash represents funds the Company is required to set aside for debt servicing purposes. Restricted cash as of December 31, 2024 and 2023 is $5,824 and $18,022, respectively.

Land, Machinery and Equipment and Operation Plant

Land, machinery and equipment and operation plant are recognized at their historical cost as a transfer between entities under common control on the date of contribution by Randy Soule, the Company’s sole member. These assets were contributed to the Company on September 23, 2016. The historical cost of land, machinery and equipment, and operation plant on the date of contribution were $1,260,000, $9,555,000 and $16,397,000, respectively. Depreciation of machinery and equipment and operation plant is calculated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to thirty-nine years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditure on maintenance and repairs are expensed as incurred.

As of December 31, 2024, and 2023, machinery and equipment and operation plants have not been placed into service. Accordingly, a provision for depreciation has not been recorded.

Construction in Progress (“CIP”)

CIP consists of costs to construct Reno’s manufacturing facility. Costs are accumulated in the account until the asset is completed and placed into service. Once the assets are completed the CIP balance is transferred to property and equipment. No provision for depreciation is made on CIP until such time that the relevant assets are available and ready to use. As of December 31, 2024 and 2023, the projects were in the process of being completed.

F-9

Impairment of Long-Lived Assets

Long-lived assets, including construction in progress are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net cash flows expected to be generated by the asset group. If an asset group is determined not to be recoverable, the asset group’s carrying value is considered to be impaired. The impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair market value of the assets and is allocated to individual assets in the asset group on a relative fair value basis, not to be reduced below an individual asset’s fair value. During the year ended December 31, 2024, the Company quantitatively assessed the long-lived assets for impairment and determined the assets were not impaired. Key inputs and assumptions used in developing the assessment of fair value for impairment testing included projected future cash flows, fuel prices, feedstock prices, tax credits, discount rates and values of comparable capacity biodiesel refineries that had recently sold or are under construction, all of which require significant judgement or may vary from year to year. During the years ended December 31, 2024 and 2023, no impairment expense was recognized.

Financial Liability

In July 2024, the Company closed a real estate purchase agreement to sell and leaseback three properties for $136,533,315 (see Note 5). The transaction was accounted for as a failed sale-leaseback in accordance with ASC 842. As a result, the assets remain on the consolidated balance sheets at their historical net book values. A financing obligation liability was recognized in the amount of $136,533,315 with an interest rate of 7.28%. The financing obligation has a maturity date of December 2037. The Company will not recognize rent expenses related to the leased assets. Instead, monthly rent payments under the lease agreement will be recorded as interest expense and a reduction of the outstanding liability.

As of December 31, 2024 relating to the transaction noted above, the current outstanding liability is included in accrued liabilities and the long-term outstanding liability presented as financing obligations, net on the unaudited condensed consolidated balance sheets.

Income Taxes

As a limited liability company, federal income taxes are not payable by, or provided for, the Company. Taxable income or loss passes through to the member and is included in the member’s personal income tax return. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

Segments

Operating segments as defined in ASC 280, Segment Reporting, are components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources.

New Rise has one reportable segment: renewable fuels. The renewable fuels segment will derive revenues from selling renewable energy products in the future once the Company’s plant facility becomes operational New Rise’s chief operating decision maker is the Chief Executive Officer of the company.

The measures of segment profit or loss and total assets used by the chief operating decision maker to assess performance for the renewable fuels segment and decide how to allocate resources is based on net income (loss) and total assets as reported on the consolidated statements of operations and balance sheets, respectively. The significant expense categories, their amounts and other segment items that are regularly provided to the chief operating decision maker are those that are reported in the Company’s consolidated statements of operations.

F-10

Fair Value Measurements

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marker participants on the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that participants used to measure fair value. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1: Quoted prices are available in active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economics measure. Subsequently all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supposed by observable level at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collar.

Level 3: Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Fair Value of Financial Instruments

The carrying amounts of the assets and liabilities that are considered to be financial instruments recognized on the accompanying consolidated balance sheets approximate their fair market values based upon current market indicators. Certain financial instruments are carried at cost, which management believes approximates fair market value based on the short-term nature of the instruments, or because the variable and fixed-rate debt approximates market interest rates.

Management’s Estimates

In preparing consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07 (“ASU 2023-07”), Segment Reporting, which improves reportable segment disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 and requires retrospective application. The Company adopted ASU 2023-07 for the year ended December 31, 2024 and updated its related disclosures.

F-11

NOTE 3. LAND, MACHINERY AND EQUIPMENT, OPERATIONS PLANT AND CIP

Land, machinery and equipment, operations plant and CIP consist of the following as of December 31, 2024 and 2023:

	As of December 31, 2024	As of December 31, 2023
ASSETS
Construction in progress	$324,224,632	$281,236,004
Land	1,260,000	1,260,000
Machinery and equipment	9,555,000	9,555,000
Operations plant	16,397,000	16,397,000
Total property and equipment	$351,436,632	$308,448,004

Included within Construction in progress above are the following balances:

	As of December 31, 2024	As of December 31, 2023
Capitalized interest	$67,066,342	$53,067,395
Purchases from related party	96,412,822	81,461,222

NOTE 4. NOTES PAYABLE

As of December 31, 2024, and 2023, the Company has four notes payable to a financial institution that are secured by substantially all of Reno’s assets. The notes bear interest equal to the Wall Street Journal Prime Rate plus 2.00% and 7.00%, calculated quarterly (10.5% and 15.5%, respectively, as of December 31, 2024, and December 31, 2023), payable monthly. The maturity date for all the notes payable is December 31, 2027, and it is secured by all the property, plant and equipment, personal property and investments of the Company. The Company is currently in default on these notes due to failure to make required minimum monthly payments and the outstanding balance has been classified as current on the consolidated balance sheets as of December 31, 2024.

In connection with the issuance of the notes, Reno incurred direct costs and closing fees totaling $3,523,380. In accordance with FASB ASC Topic 835-30, Imputation of Interest, these costs have been recognized as debt closing costs and are being amortized over the term of the note. During the years ended December 31, 2024, and 2023, $176,169 of debt closing costs per year have been capitalized as construction in progress, respectively. The balance of the notes is presented net of the unamortized closing costs on the accompanying consolidated balance sheets. At December 31, 2024, and 2023, the gross notes payable balance was $112,580,000, which is presented net of the unamortized closing costs on the notes of $2,275,516 and $2,451,685, respectively. At December 31, 2024, and 2023, unpaid accrued interest on the notes payable was $8,550,804 and $1,114,496, respectively.

At December 31, 2024, future maturities of the Company’s notes payable are as follows:

For the year ending	December 31, 2024
2025	$20,276,249
2026	4,993,705
2027	5,364,139
2028	5,746,548
2029	6,194,706
Thereafter	70,004,653
Total	$112,580,000
Less: current maturities	(110,304,484)
Less: closing costs	(2,275,516)
Total notes payable, net of current maturities, net of closing costs	$-

During the years ended December 31, 2024 and 2023, all interest payments on these notes have been capitalized as construction in progress.

F-12

NOTE 5. FINANCIAL LIABILITY

Failed Sale and Leaseback

For the year ended December 31, 2022, the Company engaged in a sale and leaseback transaction involving a 99-year lease of property. The agreement provides for a mandatory repurchase clause. As a result, the transaction does not meet the criteria for a sale and leaseback transaction and is instead treated as a financial liability by the Company. Encore DEC, LLC (“Encore”), a related party is a guarantor for this financial liability. Encore is 100% owned by Randy Soule who is the sole member of the Company.

The financial liability is categorized as long-term liability and the balance due was $132,767,058 and $132,727,928, respectively as of December 31, 2024, and 2023, which is presented net of unamortized closing costs.

As of December 31, 2024, the Company’s financial liability is secured by substantially all of Reno’s assets. The financial liability bore interest equal to 7.28% in 2024 and 2023 (Base Interest) and is payable quarterly. Additionally, the financial liability will include supplemental interest payments beginning March 31, 2023, equal to 2.48 % of the Base Interest, with increases to 5.02%, 7.63%, and 10.30% of the Base Interest in the succeeding three years, respectively. Beginning in the sixth year the supplemental interest will be adjusted on an annual basis in accordance with the Consumer Price Index (“CPI”). All rent payments as per the lease agreement is classified as interest. Principal payment is not due in the first 5 years of the lease. Beginning on the first day of the sixth year of the lease, on the first business day of each month of every calendar year during the Term, Tenant shall pay to Landlord in addition to Base Interest and Supplemental Interest, an amount equal to the prior calendar month’s gross revenue generated at the project after deducting the following: (i) normal and customary operating expenses, (ii)Base interest, (iii) Supplemental interest, (iv) any additional Rent, and (v) debt service and other payments to Lender under the Leasehold Encumbrance.

The gross financial liability balance was $136,533,315 at December 31, 2024, and 2023, respectively, which is presented net of the unamortized closing costs on the note of $3,766,257 and $3,805,387, respectively, as of December 31, 2024, and 2023. At December 31, 2024, and 2023, unpaid accrued interest on this note was $10,812,055 and $1,223,116, respectively. The unpaid accrued interest as of December 31, 2024, includes additional rent and late fees of $2,930,867 as disclosed in the consolidated statements of operations. The interest on the lease is capitalized to CIP for $10,548,867 and $10,265,025 during the period ending December 31, 2024, and 2023, respectively.

Additionally in connection with the issuance of this financial liability, Reno incurred direct costs and closing fees totaling $3,873,864. These costs have been recognized as debt closing costs and are being amortized over the term of the note. During the years ended December 31, 2024, and 2023, $39,130 and $39,130, respectively, of debt closing costs for each period has been capitalized as construction in progress.

On April 18, 2025, and April 30, 2025, the Company received notice that Reno is in default of the terms of the lease for its failure to make certain payments that are due and owing thereunder. Reno has not made payment of the amounts demanded.

On June 11, 2025, XCF Global Capital, Inc (“XCF”), Reno and the lender entered into a forbearance agreement, pursuant to which the lender has agreed to forbear from exercising its rights and remedies under the lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025. In consideration of the forbearance, XCF issued 4,000,000 shares of New XCF Common Stock to the lender. The net proceeds of any sale of the shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by Reno.

NOTE 6. LOAN PAYABLE

During the year ended December 31, 2023, the Company entered into loan payable with GL Part SPV I, LLC (“GL”) borrowing an aggregate of $2,350,000. The amount was borrowed on various dates ranging from August 14, 2023, to November 20, 2023. As of December 31, 2024, and 2023, the balance due for this loan was $2,350,000. The payable does not bear any interest rate and has no due date is payable upon demand. The balance is classified as current on the consolidated balance sheets. The management of the Company expects to repay the balance upon generating the cash flow through operations or financing activity.

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NOTE 7. RELATED PARTY TRANSACTIONS

Related Party Payable

Encore provides Engineering, Procurement and Construction (“EPC”) services to New Rise. Encore is 100% owned by Randy Soule who is the sole member of the Company. During the years ended December 31, 2024, and 2023, Encore provided feedstock degumming, hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion service to New Rise and the Company incurred costs of $14,951,600 and $10,125,305, respectively, which were subsequently capitalized to CIP. During the years ended December 31, 2024, and 2023, Encore paid expenses on behalf of New Rise totaling $51,732 and 4,483,886 (net of expense reimbursements to Encore), respectively. The outstanding balance payable to Encore as of December 31, 2024, and 2023, was $38,613,470 and $28,617,235, respectively. The payable does not bear any interest rate and has no due date is payable upon demand. The balance is classified as current on the consolidated balance sheets. The management of the Company expects to repay the balance upon generating the cash flow through operations or financing activity.

Loan Payable to Related Party

During the year ended December 31, 2024, the Company entered into a loan payable with New Rise SAF Renewables Limited Liability (“NR SAF”), borrowing an aggregate of $2,396,334. NR SAF is 90.01% owned by Randy Soule who is the sole member of New Rise. The amount was borrowed on various dates ranging from January 29, 2024, to December 9, 2024. As of December 31, 2024, and 2023, the balance due for this loan was $2,396,334 and $0, respectively The payable does not bear any interest rate and has no due date is payable upon demand. The balance is classified as current on the consolidated balance sheets. The management of the Company expects to repay the balance upon generating the cash flow through operations or financing activity.

NOTE 8. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not involved in litigation claims arising in the ordinary course of business. Legal fees and other costs associated with such actions are expensed as incurred. In addition, the Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. The Company reserve costs relating to these matters when a loss is probable, and the amount can be reasonably estimated.

In March 2024, Polaris Processing, LLC (“Polaris”) filed an arbitration demand against New Rise Reno related to unpaid invoices and alleged violations of a non-solicitation provision under an Operations and Maintenance Services Agreement. In April 2024, the parties entered into a settlement agreement under which New Rise Reno agreed to pay Polaris $1,700,000.

Subsequent to making the settlement payments through outside legal counsel, New Rise Reno was informed that approximately $950,000 of the payments had not been received by Polaris and were misdirected due to a cybersecurity incident affecting outside legal counsel. New Rise Reno’s legal counsel is in the process of pursuing insurance recovery for the misdirected funds. However, New Rise Reno remains obligated to Polaris for the unpaid amount. In October 2024, Polaris filed a complaint seeking summary judgment for the unpaid amount.

As of December 31, 2024, the Company recorded a liability of $950,000 within accrued expenses and other current liabilities and a corresponding other receivable of $950,000 for the amount expected to be recovered from New Rise Reno’s legal counsel. This matter is expected to be resolved within the next twelve months.

NOTE 9. CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company’s cash balances may be in excess of the insured limit.

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NOTE 10. VENDOR CONCENTRATIONS

As of December 31, 2024, the Company had three major vendors that accounted for approximately 79% and $4,052,989 of accounts payable at year end. As of December 31, 2023, the Company had one major vendor that accounted for approximately 64% and $3,118,364 of accounts payable at year end. The Company expects to maintain these relationships with the vendors.

NOTE 11. SUBSEQUENT EVENTS

The Company has evaluated all transactions through the date of the accompanying consolidated financial statements were issued for subsequent events disclosure or adjustment consideration.

New Rise Closing

On February 19, 2025, XCF completed the acquisition of New Rise Renewables. At closing, the aggregate purchase price of $1.1 billion was reduced by $118,738,000, which represented principal and interest on New Rise Renewable’s outstanding debt obligations to a financial institution and two notes payable to XCF. As a result, RESC Renewables Holdings, LLC was issued 88,126,200 shares of XCF common stock in exchange for its membership units. In connection with a consulting agreement between RESC Renewables and GL, GL is entitled to receive 4,406,310 shares of the XCF common stock issued to RESC Renewables. In addition, pursuant to the New Rise Renewables MIPA, XCF issued a convertible promissory note to RESC Renewables in principal amount of $100,000,000, of which $51,746,680 in principal amount was subsequently assigned from RESC Renewables to Encore DEC, LLC, an entity 100% owned by Randy Soule. XCF also expects to enter into an EPC and Transition Services Agreement with Encore DEC, LLC as it relates to the development of New Rise Reno 2, which was acquired by XCF on January 23, 2025.

Greater Nevada Credit Union Loan

On March 28, 2025, counsel for GNCU and Greater Nevada Commercial Lending, LLC (the servicer for the GNCU Loan) provided notice to Reno asserting that an event of default has occurred with respect to the GNCU Loan as a result of Reno’s failure to make required minimum monthly payments. The letter also demands that Reno and New Rise take immediate steps to bring the GNCU Loan current and to cure any and all other non-payment-related defaults that may exist, as well as a demand that Reno and New Rise provide evidence sufficient for GNCU to determine that it remains secure and that the prospect of repayment of the GNCU Loan has not been impaired by any material adverse change in Reno’s financial condition, or in the financial condition of New Rise, as a guarantor of the GNCU Loan. GNCU has demanded that the GNCU Loan be brought current, including payment of all late charges, no later than close of business on May 27, 2025. As of the date of filing, Reno has not made payment of the amounts demanded. As of September 30, 2025, the amount required to bring the GNCU Loan current is approximately $25,302,788, inclusive of principal and interest, excluding approximately $2,350,030 of penalties/late charges.

Twain Ground Lease

On April 18, 2025, and April 30, 2025, counsel to Twain provided notice to Reno asserting that Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from Reno to cure the claimed default. These notices were in addition to prior correspondence directed to Reno from counsel on behalf of Twain dated December 7, 2023, and June 21, 2024, also asserting to certain defaults under the Ground Lease relating to failures to make required payments. The April 18, 2025 notice demanded payment by April 28, 2025 and the April 30, 2025, notice demanded immediate payment. As of September 30, 2025, the amount required to satisfy the amounts owing under the Ground Lease totaled $23,719,746, comprised of (i) $15,671,955 of lease payments and (ii) $8,047,791 of late fees and penalties.

Twain Forbearance Agreement

On June 11, 2025, New XCF, Reno and Twain entered into a forbearance agreement, pursuant to which Twain has agreed to forbear from exercising its rights and remedies under the Ground Lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025, subject to certain conditions and exceptions provided in the Twain Forbearance Agreement. In consideration of Twain’s forbearance, New XCF issued 4,000,000 shares of New XCF Common Stock to Twain and use its reasonable best efforts to file a registration statement on appropriate form with the SEC to register the Landlord Shares for resale. The net proceeds of any sale of the shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by Reno to Twain.

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